EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of AIRFUND International Limited Partnership, of our report dated March 30, 2001, on the financial statements of AIRFUND International Limited Partnership, included in the 2000 Annual Report to the Partners of AIRFUND International Limited Partnership.

                                               /s/ ERNST & YOUNG LLP




Tampa, Florida
March 30, 2001